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                        IN THE UNITED STATES BANKRUPTCY COURT
                            EASTERN DISTRICT OF TENNESSEE
                                 CHATTANOOGA DIVISION

____________________________________
                                  )
IN RE:                            )    CHAPTER 11
                                  )
THE KRYSTAL COMPANY,              )    CASE NO. 95-15306
                                  )
    DEBTOR.                       )    JUDGE COOK
                                  )


                         PRECONFIRMATION MODIFICATION OF PLAN


    The above-captioned Debtor and Debtor-In-Possession herein, The Krystal Company modifies the Plan of Reorganization filed on February 10, 1997, with minor revisions on February 24, 1997, as follows:

    Paragraph 9.8 of the Plan shall be modified to read:

         9.8   CONDITIONS TO CONFIRMATION. Confirmation of the Plan
         and entry of the Confirmation Order shall be subject to
         (1) entry of a Final Order approving the settlement of
         Certain Claims filed by Stewart, Estes & Donnell on behalf of their clients and (2) the Debtor's obtaining a commitment from a commercial lending institution or institutions,
         satisfactory in form to both the Debtor and the Committee, for funding on or before the Distribution Date of at least
         $50,000,000.
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    This modification has been reviewed and approved by the Committee and the
Insurance Companies and the attorney for the Claims filed by Stewart, Estes & Donnell on behalf of their clients.

Dated:   Atlanta, Georgia
         April 8, 1997

                                            Respectfully submitted,

                                            KING & SPALDING


                                            /s/ DAVID G. EPSTEIN
                                            ------------------------------
                                            David G. Epstein
                                            Georgia Bar No. 249533
                                            Sarah Robinson Borders
                                            Georgia Bar No. 610649
                                            191 Peachtree Street
                                            Atlanta, Georgia 30303
                                            (404) 572-4600

                                            ATTORNEYS FOR THE KRYSTAL COMPANY



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